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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2002
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                           MICROSTRATEGY INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


Delaware                           0-24435                51-0323571
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(State or Other Jurisdiction       (Commission            (IRS Employer
of Incorporation)                  File Number)           Identification No.)


1861 International Drive, McLean, Virginia                     22102
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(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:   (703) 848-8600
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____________________________________________________________________
(Former Name or Former Address, if Changed since Last Report)

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Item 5. Other Events.

     In October 2000, MicroStrategy Incorporated (the "Company") entered into an agreement to settle a consolidated private securities class action lawsuit filed in the United States District Court for the Eastern District of Virginia. This settlement was approved by the District Court in April 2001. On June 24, 2002, the Company issued the following consideration to the members of the class action pursuant to the settlement agreement: (1) five-year unsecured subordinated promissory notes having an aggregate principal amount of $80,281,000 and bearing interest at 7.5% per year; (2) 2,973,302 shares of class A common stock; and (3) warrants to purchase 1,896,980 shares of class A common stock at an exercise price of $40 per share, with the warrants expiring five years from the date they are issued. As part of the settlement of related derivative litigation in the Delaware Court of Chancery and in satisfaction of a condition of the class action settlement, certain officers of the Company tendered an aggregate of 1,683,504 shares of class A common stock to the Company for no consideration during the fourth quarter of 2001, and the Company has cancelled these shares. Accordingly, the Company has effected a net issuance of 1,289,798 shares of class A common stock as part of the class action settlement. Upon issuance of the instruments described above, the Company completed distribution of the consideration under the class action settlement.

     A detailed description of the terms of this settlement is set forth in the Stipulation of Settlement attached as Exhibit 10.29 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MicroStrategy Incorporated
                                                (Registrant)


                                        By:    /s/ Eric F. Brown
                                            --------------------------------
                                        Name:  Eric F. Brown
                                        Title: President and Chief Financial
                                               Officer

Date: June 25, 2002